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Exhibit 4.6

Registration Rights Agreement

Dated as of June 3, 2005

By and Among

NEFF CORP.
as Company,

the GUARANTORS named herein

and

the PURCHASERS named herein

13% Senior Subordinated Notes due 2013

TABLE OF CONTENTS

1.	Definitions

2.	Securities Subject to this Agreement

3.	Demand Registration

4.	Exchange Offer

5.	Registration Procedures

6.	Registration Expenses

7.	Indemnification

8.	Rule 144

9.	Miscellaneous

i

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is dated as of June 3, 2005, by and among Neff Corp., a Delaware corporation (the “Company”), and each of the Guarantors (as defined herein) (the Company and the Guarantors are referred to collectively herein as the “Issuers”), on the one hand, and the purchasers listed on the signature pages hereto (together with their successors and assigns, the “Purchasers”) on the other hand.

This Agreement is entered into in connection with the Purchase Agreement, dated as of June 3, 2005, by and among the Issuers and the Purchasers (the “Purchase Agreement”), relating to the offering of $80,000,000 aggregate principal amount of the Company’s 13% Senior Subordinated Notes due 2013 (including the guarantees thereof by the Guarantors, the “Notes”). The execution and delivery of this Agreement is a condition to the Purchasers’ obligation to purchase the Notes under the Purchase Agreement.

The parties hereby agree as follows:

1.             Definitions. As used in this Agreement, the following capitalized terms shall have the following meanings:

Demand Registration: See Section 3(a) hereof.

Disadvantageous Condition: See Section 5(a) hereof.

Exchange Act: The Securities Exchange Act of 1934, as amended.

Exchange Notes: See Section 4 hereof.

Guarantors: Neff Rental, Inc. and each other Person who executes and delivers a counterpart of this Agreement hereafter pursuant to Section 9(e) hereof.

Indemnified Parties: See Section 7(a) hereof.

Indenture: The Indenture, dated as of June 3, 2005, by and among the Issuers and Wells Fargo Bank, National Association, as trustee, pursuant to which the Notes are being issued, as amended or supplemented from time to time in accordance with the terms thereof.

Issuers: See the introductory paragraph hereto.

NASD: National Association of Securities Dealers, Inc.

Notes: See the second introductory paragraph hereto.

Person: An individual partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

Prospectus: The prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

Registrable Securities: All Notes; provided that a Note ceases to be a Registrable Security when it is no longer a Transfer Restricted Security.

Rule 144: Rule 144 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144A) or regulation hereafter adopted by the SEC providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of an issuer of such securities being free of the registration and prospectus delivery requirements of the Securities Act.

Registered Exchange Offer: See Section 4 hereof.

Registration Expenses: See Section 6 hereof.

Registration Statement: Any registration statement of the Issuers which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

SEC: The Securities and Exchange Commission.

Securities Act: The Securities Act of 1933, as amended.

Transfer Restricted Security: Registrable Securities upon original issuance thereof; provided that a Registrable Security is no longer a Transfer Restricted Security when such Registrable Security is (x) sold to the public, (y) can be resold pursuant to Rule 144(k) or (z) exchanged for an Exchange Note (unless such Exchange Note may not be sold without restriction under state and federal securities laws).

Trigger Date: The earliest of (x) the date that is six months following the consummation by the Company of an initial public offering of its common stock under the Securities

Act, (y) the date that a Registered Exchange Offer is consummated and (z) the date that is three years following the date hereof.

Underwritten Registration or Underwritten Offering: A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

2.             Securities Subject to this Agreement.

(a)           Registrable Securities. The securities entitled to the benefits of this Agreement are the Registrable Securities.

(b)           Holders of Registrable Securities. A Person is deemed to be a holder of Registrable Securities whenever such Person owns Registrable Securities of record or has provided evidence reasonably satisfactory to the Company that such Person has the right to acquire such Registrable Securities, whether or not such acquisition has actually been effected and disregarding any legal restrictions upon the exercise of such right.

3.             Demand Registration.

(a)           At any time after the Trigger Date, the holder or holders of outstanding Registrable Securities may make a written request to the Company for registration under the Securities Act (“Demand Registration”) of all or part of its or their Registrable Securities but not less than $15.0 million of the aggregate amount of the Registrable Securities held by such requesting holders; provided that the Issuers shall not be obligated to effect more than four Demand Registrations in respect of the Registrable Securities. Such request will specify the number of Registrable Securities proposed to be sold and will also specify the intended method of disposition thereof. Within 10 business days after receipt of such request, the Issuers will give written notice of such registration request to all other holders of Registrable Securities and include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein from the holders thereof within 15 business days after receipt by the applicable holder of the Company’s notice. Each such request will also specify the aggregate number of Registrable Securities to be registered and the intended method of disposition thereof.

(b)           A registration will not count as a Demand Registration until the registration statement relating thereto has become effective under the Securities Act and has remained effective for a period of at least 180 days (or such shorter period in which all Registrable Securities of the holder included in such registration have actually been sold thereunder). No securities other than Registrable Securities shall be registered without the consent of holders of a majority of the Registrable Securities requesting registration. For the avoidance of doubt, in the event that the Company registers any class of debt or preferred stock prior to the completion of an offering pursuant to a Demand Registration then such Demand

Registration will not count as a Demand Registration if such Demand Registration is withdrawn at the request of the holders of Registrable Securities that requested such Demand Registration.

(c)           If any Demand Registration is in the form of an Underwritten Offering, the holders of a majority of the aggregate number of the outstanding Registrable Securities shall designate the underwriter or a group of underwriters to be utilized in connection with the public offering of such Registrable Securities, which selection shall be reasonably acceptable to the Company.

4.             Exchange Offer. If the Company files a registration statement under the Securities Act with respect to an exchange offer by the Company of any debt securities for its own account or for the account of any of its security holders (a “Registered Exchange Offer”), then the Company shall include all outstanding Registrable Securities in such Registered Exchange Offer, whereby all Registrable Securities shall be exchanged for a like principal amount of notes (including guarantees with respect thereto) (“Exchange Notes”) that are identical in all material respects to the Notes (except that the Exchange Notes shall bear no restrictive legend thereon).

5.             Registration Procedures. In connection with the Issuers’ Demand Registration obligations set forth in Section 3 hereof, the Issuers will use their reasonable best efforts to effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof, and pursuant thereto the Issuers will, as expeditiously as possible:

(a)           prepare and file with the SEC, within 45 days of the receipt of such request (90 days if the Company is not at the time subject to the reporting requirements of the Exchange Act), a Registration Statement or Registration Statements relating to the Demand Registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof and shall include all financial statements (including, if applicable, financial statements of any Person that shall have guaranteed any indebtedness of the Issuers) required by the SEC to be filed therewith, cooperate and assist in any filings required to be made with the NASD, and use their reasonable best efforts to cause such Registration Statement to become effective; provided, that before filing a Registration Statement or any amendments or supplements thereto, the Issuers will furnish to the holders of the Registrable Securities covered by such Registration Statement, copies of all such documents proposed to be filed, which documents will be subject to the review by such holders, and the Issuers will not, except to the extent required by applicable law, file any Registration Statement or any amendments or supplements thereto to which the holders of a majority in aggregate principal amount of such Registrable Securities shall reasonably object; and provided further that the

Issuers may postpone the filing or the effectiveness of a Registration Statement relating to the Registrable Securities or delivery of a supplement or amendment thereto no more than twice in any twelve-month period if, in the Issuers’ reasonable good faith judgment, it would be significantly disadvantageous to the Issuers to file or deliver such Registration Statement or supplement or amendment (because in the Issuers’ reasonable good faith judgment (x) the sale of Registrable Securities covered by the Registration Statement or the disclosure of information in any such supplement or amendment would materially interfere with any pending or anticipated acquisition, financing or transaction involving the Issuers or their material subsidiaries or (y) the public disclosure of material information, which the Issuers have a bona fide business purpose for preserving as confidential, at the time would be materially prejudicial to the Issuers) (any condition described in clauses (x) or (y), a “Disadvantageous Condition”). The Issuers shall be entitled, except as provided below, to postpone filing, effectiveness or delivery of any such Registration Statement, amendment or supplement until the earlier of as soon as is reasonably practicable after the date such Disadvantageous Condition no longer exists or a period of 30 days has expired.

(b)           prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement have been sold; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

(c)           notify the selling holders of Registrable Securities promptly, and (if requested by any such Person) confirm such advice in writing, (i) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (iii) of the issuance by the SEC of any stop order of which any Issuer or its counsel is aware suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (iv) if at any time the representations and warranties of the Issuers contemplated by clause (o) below cease to be true and correct, (v) of the receipt by the Issuers of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (vi) of the Company’s becoming aware that the Prospectus (including any document incorporated therein by reference), as then in effect, includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(d)           make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment;

(e)           if reasonably requested by a holder of Registrable Securities being sold in connection with an Underwritten Offering, promptly incorporate in a Prospectus such information as the holders of a majority in aggregate principal amount of the Registrable Securities being sold agree should be included therein relating to the plan of distribution with respect to such Registrable Securities, including, without limitation, information with respect to the principal amount of Registrable Securities being sold, the purchase price being paid therefor and any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Securities to be sold in such offering; and make all required filings of such Prospectus as promptly as practicable upon being notified of the matters to be incorporated in such Prospectus;

(f)            if requested, furnish to each selling holder of Registrable Securities without charge, at least one copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

(g)           deliver to each selling holder of Registrable Securities without charge, as many copies of the Prospectus (including each preliminary Prospectus) and any amendment or supplement thereto as such Persons may reasonably request; subject to the last sentence of this Section 5, the Issuers’ consent to the use of the Prospectus by each of the selling holders of Registrable Securities, in connection with the offering and sale of the Registrable Securities covered by the Prospectus;

(h)           prior to any public offering of Registrable Securities, use its commercially reasonable efforts to register or qualify or cooperate with the selling holders of Registrable Securities and their counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as any such seller reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of such Registrable Securities; provided, that no Issuer will be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process or taxation in any such jurisdiction where it is not then so subject;

(i)            cooperate with the selling holders of Registrable Securities to facilitate, to the extent commercially reasonable under the circumstances, with respect to the timely preparation and delivery of certificates representing such Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as such selling holders may request at least two business days prior to any sale of such Registrable Securities;

(j)            [reserved];

(k)           upon the occurrence of any event contemplated by clause (c)(vi) above, prepare a supplement or post-effective amendment to the related Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the holders of the Registrable Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in the light of the circumstances then existing;

(l)            use commercially reasonable efforts to cause all Registrable Securities covered by a Registration Statement to be listed on each securities exchange on which similar securities issued by the Issuers are then listed if such listing is permitted under the rules of such exchange and if requested by the holders of a majority in aggregate principal amount of such Registrable Securities;

(m)          if no other debt or debt securities of the Company is then rated by a nationally recognized rating agency at such time, cause the Registrable Securities covered by a Registration Statement to be rated with such rating agencies as the holders of a majority in aggregate principal amount of such Registrable Securities may designate;

(n)           not later than the effective date of the Demand Registration, provide a CUSIP number for all Registrable Securities and provide the transfer agent with printed certificates for the Registrable Securities which are in a form eligible for deposit with The Depository Trust Company;

(o)           enter into such customary agreements (including an underwriting agreement in customary form) and take all such other appropriate and reasonable actions in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration (i) make such representations and warranties to the holders of such Registrable Securities in form, substance and scope as are customarily made by issuers to underwriters in primary Underwritten Offerings and covering matters including, but not limited to, those set forth in the Purchase Agreement by the Issuers; (ii) obtain opinions of counsel to the Issuers (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the holders of a majority in principal amount of such Registrable Securities) addressed to each selling holder covering the matters customarily covered in opinions requested in Underwritten Offerings and such other matters as may be reasonably requested by such holders or underwriters; (iii) obtain “cold comfort” letters and updates thereof from the Issuers’ independent certified public accountants addressed to such holders, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters by the Issuers’ independent certified public accountants in connection with primary Underwritten Offerings; (iv) if an underwriting agreement is entered into, if permitted by the managing underwriter or underwriters, the same shall set forth in full the indemnification provisions and procedures of Section 7 hereof with respect to all parties to be indemnified pursuant to said Section; provided, that the indemnification provisions and procedures set forth in such underwriting agreement shall be no less favorable to the selling holders of Registrable Securities and the underwriters then the indemnification provisions and procedures of Section 7 hereof, and (v) the Issuers shall deliver such documents and certificates as may be requested by the holders of a majority of the Registrable Securities being sold to evidence compliance with clause (k) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Issuers. The above shall be done at each closing under such underwriting or similar agreement or as and to the extent required thereunder;

(p)           make available for inspection by a representative of the holders of a majority in principal amount of the Registrable Securities and any attorney or accountant retained by such holders, all financial and other records, pertinent corporate documents and properties of the Issuers as may be reasonably necessary to enable them to exercise their due diligence responsibilities, and provide reasonable access to appropriate officers of the Company in connection with such due diligence responsibilities;

(q)           otherwise use their best efforts to comply with all applicable rules and regulations of the SEC, and make generally available to their security holders, earnings statements for the Issuers satisfying the provisions of Section 11 (a) of the Securities Act, no later than 45 days after the end of any twelve-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Issuers’ first fiscal quarter commencing after the effective date of the Registration Statement, which statements shall cover said twelve-month periods; provided, that the Company shall be deemed to have complied with this clause (q) if it has satisfied Rule 158 under the Securities Act;

(r)            promptly, prior to the filing of any document which is to be incorporated by reference into the Registration Statement or Prospectus (after initial filing of the Registration Statement), provide copies of such document to counsel to the selling holders of Registrable Securities covered by such Registration Statement, make the Issuers’ representatives available for discussion of such document with such selling holders and make such changes in such document prior to the filing thereof as counsel for such selling holders may reasonably request in writing; and

(s)           cause the indenture relating to the Notes to be qualified under the Trust Indenture Act of 1939, as amended.

The Issuers may require each seller of Registrable Securities as to which any registration is being effected to furnish to the Issuers such information regarding the distribution of such securities as the Issuers may from time to time reasonably request in writing. Each holder of Registrable Securities agrees by acceptance of such Registrable Securities that, upon receipt of any notice from the Issuers of the happening of any event of the kind described in Section 5(c)(iii), (v) or (vi) hereof that, in the reasonable judgment of any Issuers’ Board of Directors, it is advisable to suspend use of the prospectus for a discrete period of time due to pending corporate developments, public filings with the SEC or similar events, such holder will forthwith discontinue disposition of Registrable Securities until such holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(k) hereof, or until it is advised in writing (the “Advice”) by the Issuers that the use of such Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in such Prospectus, and, if so directed by the Issuers, such holder will deliver to the Issuers (at the Issuers’ expense) all copies, other than permanent file copies then in such holder’s possession, of such Prospectus covering such Registrable Securities current at the time of receipt of such notice. The Issuers shall use all reasonable efforts to insure that the use of the prospectus may be resumed as soon as practicable, and in any event shall not be entitled to require the holder to suspend use of any prospectus for more than 60 days in any twelve-month period.

6.             Registration Expenses.

(a)           All reasonable expenses incident to the Issuers’ performance of or compliance with this Agreement, including, without limitation, all (i) registration and filing fees, fees and expenses associated with filings required to be made with the NASD, (ii) fees and expenses of compliance with securities or blue sky laws (including fees and disbursements of counsel for the selling holders in connection with blue sky qualifications of the Registrable Securities and determination of their eligibility for investment under the laws of such jurisdictions as the holders of a majority in aggregate principal amount of the Registrable Securities being sold may reasonably designate), (iii) printing expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing prospectuses), (iv) fees and disbursements of counsel for the Issuers and for the sellers of the Registrable Securities (subject to the provisions of Section 6(b)), and customary out of pocket expenses and fees paid by issuers to the extent provided for in any underwriting agreement (excluding discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Registrable Securities, transfer taxes or legal expenses of any Person other than the Issuers and the selling holders), (v) the cost of securities acts liability insurance if the Issuers so desire and (vi) fees and expenses of other Persons retained by the Issuers (all such expenses being herein called “Registration Expenses”) will be borne by the Issuers, regardless whether the Registration Statement becomes effective. Each holder of Registrable Securities will pay any fees or disbursements of counsel to such holder (other than as provided in Section 6(b)) and all underwriting discounts and commissions and transfer taxes if any, and provide other fees, costs and expenses of such holder (other than Registration Expenses) relating to the sale or disposition of such holder’s Registrable Securities. The Company, in any event, will pay the Company’s own internal expenses (including, without limitation, all salaries and expenses of their officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange on which similar securities issued by the Issuers are then listed, rating agency fees and the fees and expenses of any Person, including special experts, retained by the Issuers.

(b)           In connection with a Demand Registration hereunder, the Issuers will reimburse the selling holders of Registrable Securities being registered in such registration for the reasonable fees and disbursements of not more than one counsel chosen by the selling holders of a majority in principal amount of such Registrable Securities up to an aggregate of $40,000 over the term of this Agreement.

7.             Indemnification.

(a)           Indemnification by the Issuers. The Issuers, jointly and severally, agree to indemnify and hold harmless each holder of the Notes and each person, if any, who controls such holder within the meaning of the Securities Act or the Exchange Act (each holder and such controlling persons are referred to collectively as the “Indemnified Parties”) from and against any losses, claims, damages or liabilities, joint or several, or any actions in respect thereof (including, but not limited to, any losses, claims, damages, liabilities or actions relating to purchases and sales of the Notes) to which each Indemnified Party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse, as incurred, the Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action in respect thereof; provided, however, that (i) the Issuers shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in a Registration Statement or prospectus or in any amendment or supplement thereto in reliance upon and in conformity with written information pertaining to such holder and furnished to the Issuers by or on behalf of such holder specifically for inclusion therein and (ii) with respect to any untrue statement or omission or alleged untrue statement or omission made in any prospectus relating to a Registration Statement, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any holder from whom the person asserting any such losses, claims, damages or liabilities purchased the Notes concerned, to the extent that a prospectus (as amended or supplemented) relating to such Notes was required to be delivered by such holder under the Securities Act in connection with such purchase and any such loss, claim, damage or liability of such holder results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Notes to such person, a copy of the prospectus (or an amendment thereto or a supplement thereof) if the Company had previously furnished copies thereof to such holder; provided further, however, that this indemnity agreement will be in addition to any liability which the Issuers may otherwise have to such Indemnified Party. The Issuers shall also indemnify, jointly and severally, underwriters, their officers and directors and each person who controls such underwriters within the meaning of the Securities Act or the Exchange Act to the same extent as provided above (but such indemnification may be in the customary form of such underwriters) with respect to the indemnification of the holders of the Notes if requested by such holders.

(b)           Indemnification by Holders. Each holder of the Notes, severally and not jointly, will indemnify and hold harmless the Issuers and each person, if any, who controls the Issuers within the meaning of the Securities Act or the Exchange Act from and against any losses, claims, damages or liabilities or any actions in respect thereof, to which any Issuer or any such controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or prospectus or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information pertaining to such holder and furnished to the Issuers by or on behalf of such holder specifically for inclusion therein; and, subject to the limitation set forth immediately preceding this clause, shall reimburse, as incurred, the Issuers for any legal or other expenses reasonably incurred by the Issuers or any such controlling person in connection with investigating or defending any loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability which such holder may otherwise have to the Issuers or any of their controlling persons. In no event shall the liability of any selling holder of Notes hereunder be greater in amount than the dollar amount of the proceeds received by such holder upon the sale of the Notes giving rise to such indemnification obligation.

(c)           Conduct of Indemnification Proceedings. Promptly after receipt by an indemnified party under Section 7(a) or (b) of notice of the commencement of any action or proceeding (including a governmental investigation), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under Section 7(a) or (b), notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed otherwise; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the indemnifying party shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (x) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action, and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)           Contribution. If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other, or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers on the one hand or such holder or such other indemnified party, as the case may be, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding any other provision of this Section 7(d), the holders of the Notes shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such holders from the sale of the Notes pursuant to a Registration Statement exceeds the amount of damages which such holders have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls such indemnified party within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such indemnified party and each person, if any, who controls an Issuer within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such Issuer.

(e)           Survival. The agreements contained in this Section 7 shall survive the sale of the Notes pursuant to a Registration Statement and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

8.             Rule 144. The Issuers covenant that they will file the reports required to be filed by them under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if any of them is not required to file such reports, the applicable party will, upon the request of any holder of Registrable Securities made after the date of this Agreement make publicly available other information so long as necessary to permit sales pursuant to Rule 144), and they will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144. Upon the request of any holder of Registrable Securities, the Issuers will deliver to such holder a written statement as to whether they have complied with such information and filing requirements.

9.             Miscellaneous.

(a)           Remedies. Each holder of Registrable Securities, in addition to being entitled to exercise all rights provided herein, in the Purchase Agreement or granted by law, including recovery of damages, in connection with the breach by the Issuers of their obligations to register the Registrable Securities will, to the fullest extent permitted under applicable law, be entitled to specific performance of its rights under this Agreement. The Issuers agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by any of them of the provisions of this Agreement and each agrees, to the extent permitted under applicable law, to waive the defense in any action for specific performance that a remedy at law would be adequate.

(b)           No Inconsistent Agreements. The Issuers will not on or after the date of this Agreement enter into any agreement with respect to its securities which is inconsistent with the rights granted to the holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the holders of Registrable Securities hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Issuers’ securities under any other agreements. The Issuers have not previously entered into any inconsistent agreement with respect to their securities granting any registration rights to any Person.

(c)           Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions of this Agreement may not be given unless the Issuers have obtained the written consent of holders of at least a majority of the principal amount of the outstanding Registrable Securities (excluding Registrable Securities held by the Company or one of its subsidiaries).

(d)           Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, facsimile or air courier guaranteeing overnight delivery:

(i)            if to a holder of Registrable Securities, at the most current address given by such holder to the Issuers in accordance with the provisions of this Section 9(d), which address initially is, with respect to the Purchasers, the addresses set forth in the Purchase Agreement, with a copy to Cahill Gordon Reindel LLP, 80 Pine Street, New York, NY 10005, Fax: (212) 269-5420, Attention: John Schuster, Esq.; and

(ii)           if to a Issuer, initially to it at the address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 9(d), with a copy to Latham & Watkins LLP, 855 Third Avenue, Suite 1000, New York, NY 10022, Fax: (212) 751-4864, Attention: Kirk A. Davenport II, Esq.

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if delivered by facsimile; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

(e)           Guarantors. So long as any Registrable Securities remain outstanding, the Issuers shall cause each Person that becomes a guarantor of the Notes under the Indenture to execute and deliver a counterpart to this Agreement which subjects such Person to the provisions of this Agreement as a Guarantor.

(f)            Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, including, without limitation and without the need for an express assignment, subsequent holders of Registrable Securities.

(g)           Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(h)           Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i)            New York Law; Submission to Jurisdiction; Waiver of Jury Trial. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, EACH PARTY HERETO HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR PURPOSES OF

ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(j)            Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of any such provision in such jurisdiction in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(k)           Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement with respect to the subject matter contained herein and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Issuers with respect to the Registrable Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

NEFF CORP.

By:	/s/ Mark Irion
	Name:	Mark Irion
	Title:	Secretary

NEFF RENTAL, INC.

By:	/s/ Mark Irion
	Name:	Mark Irion
	Title:	Secretary

Registration Rights Agreement

DLJ INVESTMENT PARTNERS, L.P.

By:	DLJ INVESTMENT PARTNERS,
INC.,
as its managing general partner

By:	/s/ Charles W. Harper
	Name:	CHARLES W. HARPER
	Title:	DIRECTOR

DLJ INVESTMENT PARTNERS II, L.P.

By:	DLJ INVESTMENT PARTNERS II,
INC.,
as its managing general partner

By:	/s/ Charles W. Harper
	Name:	CHARLES W. HARPER
	Title:	DIRECTOR

DLJIP II HOLDINGS, L.P.

By:	DLJ INVESTMENT PARTNERS II,
INC.,
as its general partner

By:	/s/ Charles W. Harper
	Name:	CHARLES W. HARPER
	Title:	DIRECTOR

TCW/CRESCENT MEZZANINE PARTNERS III,
L.P.
TCW/ CRESCENT MEZZANINE TRUST III
TCW/ CRESCENT MEZZANINE PARTNERS III
NETHERLANDS, L.P.

By:	TCW/Crescent Mezzanine Management III,
L.L.C., its Investment Manager

By:	TCW Asset Management Company, its Sub-
Advisor

By:	/s/ Jean-Marc Chapus
	Name:	Jean-Marc Chapus
	Title:	President

KKR FINANCIAL CORP.

By:	/s/ Michelle L. Keith
	Name:	MICHELLE L. KEITH
	Title:	AUTHORIZED SIGNATORY

NEW YORK LIFE INVESTMENT
MANAGEMENT MEZZANINE PARTNERS, LP

By:	NYLIM Mezzanine GenPar LP, its General
Partner

By:	NYLIM Mezzanine GenPar GP, LLC, its
General Partner

By:	/s/ Kevin A. Smith
	Name:	Kevin A. Smith
	Title:	Authorized Signatory

NYLIM MEZZANINE PARTNERS PARALLEL
FUND, LP

By:	NYLIM Mezzanine GenPar LP, its General
Partner

By:	NYLIM Mezzanine GenPar GP, LLC, its
General Partner

By:	/s/ Kevin A. Smith
	Name:	Kevin A. Smith
	Title:	Authorized Signatory